EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Brilliant Digital Entertainment, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 of BRILLIANT DIGITAL ENTERTAINMENT, INC. (File Nos. 333-98839, 333-44710, 333-91601, 333-85979 and 333-18411) of our report dated February 27,
2004, included in this Annual Report on Form 10-KSB of BRILLIANT DIGITAL ENTERTAINMENT, INC. for the fiscal year ended December 31, 2004. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/  BDO Seidman, LLP
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Los Angeles, CA
March 31, 2005